YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

INFINT ACQUISITION CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on ______, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/infintspac/sm2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD FOR THE EXTRAORDINARY GENERAI MEETING OF SHAREHOLDERS OF

INFINT ACQUISITION CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of ______ and _______ (each, a “Proxy”) as proxy, with the power to appoint a substitute to vote the ordinary shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of INFINT Acquisition Corporation to be held on _____, 2023 at ___ Eastern Time, virtually via live webcast at **https://www.cstproxy.com/infintspac/sm2023** or at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on _______, 2023

This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/infintspac/sm2023

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark your votes like this **X**

- **Proposal 1 — The Business Combination Proposal:** to consider and vote upon, as an ordinary resolution, a proposal to approve and adopt the business combination agreement, dated as of August 3, 2022, as amended by an amendment dated October 20, 2022, an amendment dated November 29, 2022 and an amendment dated February 20, 2023 (as amended and as it may be further amended from time to time, collectively, the "Business Combination Agreement") among INFINT, FINTECH Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of INFINT ("Merger Sub"), and Seamless Group Inc., a Cayman Islands exempted company ("Seamless"), and the transactions contemplated thereby, including the merger of Merger Sub with and into Seamless, with Seamless surviving the merger as a wholly owned subsidiary of INFINT (the "merger" and, together with the other transactions contemplated by the Business Combination Agreement, the "Business Combination") (a copy of the Business Combination Agreement is included as *Annex A* to the attached proxy statement/prospectus) (the "Business Combination Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal 2 — The Articles Amendment Proposal:** to consider and vote upon, as two special resolutions, assuming the Business Combination Proposal is approved and adopted, proposals to approve: (a) the change of name of INFINT Acquisition Corporation to Currenc Group Inc.; and (b) the proposed amended and restated memorandum and articles of association of INFINT (the "amended memorandum and articles of association") (a copy of the amended memorandum and articles of association is included as *Annex B* to the attached proxy statement/prospectus) (the "Articles Amendment Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal 3 — The Share Issuance Proposal:** to consider and vote upon, as an ordinary resolution, assuming the Business Combination Proposal is approved and adopted, a proposal to approve, for purposes of complying with applicable listing rules of NYSE, the issuance of more than 20% of INFINT's issued and outstanding ordinary shares, par value $0.0001 per share (the "ordinary shares") (the "Share Issuance Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal 4 — The Incentive Plan Proposal:** to consider and vote upon, as an ordinary resolution, assuming the Business Combination Proposal is approved and adopted, a proposal to approve and adopt the Currenc Group Inc. 2022 Equity Incentive Plan (the "New Seamless Incentive Plan") (a copy of the New Seamless Incentive Plan is included as *Annex C* to the attached proxy statement/prospectus) (the "Incentive Plan Proposal"); and FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal 5 — The Advisory Governance Proposals:** to consider and vote upon, as an ordinary resolution, that on a non-binding advisory basis, certain governance provisions contained in the amended memorandum and articles of association, being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as separate sub-proposals, be and are hereby approved and adopted (collectively, the "Advisory Governance Proposals"):

  Advisory Proposal A — to provide that New Seamless' authorized share capital will be $55,500 divided into 555,000,000 New Seamless ordinary shares of a par value of $0.0001 each; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Advisory Proposal B — to provide that the directors of New Seamless may appoint any person to be a director, either to fill a vacancy or as an additional director provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the proposed memorandum and articles of association as the maximum number of directors, and that New Seamless may by ordinary resolution appoint any person to be a director or may by ordinary resolution remove any director; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Advisory Proposal C — to provide that New Seamless may at any time and from time to time by special resolution (as defined by the Companies Act) alter or amend the proposed memorandum and articles of association, in whole or in part; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Advisory Proposal D — to provide that save as otherwise provided in the amended memorandum and articles of association, one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of New Seamless in issue being present in person or by proxy and entitled to vote will be a quorum; and the quorum for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two if there are two or more directors, and shall be one if there is only one director; FOR ☐ AGAINST ☐ ABSTAIN ☐

  Advisory Proposal E — to provide that unless New Seamless consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the amended memorandum and articles of association or otherwise related in any way to each New Seamless shareholder's ownership in the New Seamless; and FOR ☐ AGAINST ☐ ABSTAIN ☐

- **Proposal 6 — The Adjournment Proposal:** to consider and vote upon, as an ordinary resolution, a proposal to adjourn the Meeting to a later date or dates (1) if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting there are not sufficient votes to approve one or more proposals presented to shareholders for vote and (2) to the extent necessary, to ensure that any required supplement or amendment to this proxy statement/prospectus is provided to INFINT shareholders (the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature______________________ **Signature, if held jointly**______________________ **Date**__________, **2023**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.